SIFCO Industries, Inc. (“SIFCO”) Announces
Second Quarter Fiscal 2024 Financial Results

Cleveland - SIFCO Industries, Inc. (NYSE American: SIF) today announced financial results for its second quarter of fiscal 2024, which ended March 31, 2024.

Second Quarter Results
•Net sales in the second quarter of fiscal 2024 increased 37.9% to $26.5 million, compared with $19.2 million for the same period in fiscal 2023.
•Net loss for the second quarter of fiscal 2024 was $(1.6) million, or $(0.26) per diluted share, compared with net loss of $(2.4) million, or $(0.40) per diluted share, in the second quarter of fiscal 2023.
•EBITDA was $0.9 million in the second quarter of fiscal 2024, compared with $(0.4) million in the second quarter of fiscal 2023.
•Adjusted EBITDA in the second quarter of fiscal 2024 was $1.3 million, compared with Adjusted EBITDA of $0.0 million in the second quarter of fiscal 2023.

Year to Date Results
•Net sales in the first six months of fiscal 2024 increased 17.4% to $47.6 million, compared with $40.5 million for the same period in fiscal 2023.
•Net loss for the first six months of fiscal 2024 was $(5.0) million, or $(0.84) per diluted share, compared with net loss of $(5.0) million, or $(0.84) per diluted share, in the first six month of fiscal 2023.
•EBITDA was $(0.5) million in the first six month of fiscal 2024, compared with $(1.1) million in the first six months of fiscal 2023.
•Adjusted EBITDA in the first six month of fiscal 2024 was $0.5 million, compared with Adjusted EBITDA of ($0.1) million in the first six months of fiscal 2023.

Other Highlights
CEO Peter W. Knapper stated, “EBITDA, at $926k, turned positive for the quarter as we ramp up deliveries. Our backlog continued to grow and stands at $137.8 million. We are pleased with the progress and continue to focus on customer satisfaction.

Use of Non-GAAP Financial Measures
The Company uses certain non-GAAP measures in this release. EBITDA and Adjusted EBITDA are non-GAAP financial measures and are intended to serve as supplements to results provided in accordance with accounting principles generally accepted in the United States. SIFCO Industries, Inc. believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, concerns with or threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including COVID-19, competition and other uncertainties the Company, its customers, and the industry in which they operate have experienced and continue to experience, detailed from time to time in the Company’s Securities and Exchange Commission filings.

The Company's Annual Report on Form 10-K for the year ended September 30, 2023 and other reports filed with the Securities and Exchange Commission can be accessed through the Company's website: www.sifco.com, or on the Securities and Exchange Commission's website: www.sec.gov.

SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, coating, and machining.

Second Quarter ended March 31,
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Net sales	$26,543	$19,242	$47,595	$40,541
Cost of goods sold	23,816	17,522	44,132	37,560
Gross profit	2,727	1,720	3,463	2,981
Selling, general and administrative expenses	3,208	3,849	6,789	7,129
Amortization of intangible assets	41	63	81	124
Gain on disposal of operating assets	3	14	3	3
Operating loss	(525)	(2,206)	(3,410)	(4,275)
Interest expense, net	963	339	1,393	614
Foreign currency exchange loss, net	3	12	7	9
Other expense, net	52	(218)	105	(35)
Loss before income tax expense	(1,543)	(2,339)	(4,915)	(4,863)
Income tax expense	47	28	98	93
Net loss	$(1,590)	$(2,367)	$(5,013)	$(4,956)

Net loss per share
Basic	$(0.26)	$(0.40)	$(0.84)	$(0.84)
Diluted	$(0.26)	$(0.40)	$(0.84)	$(0.84)

Weighted-average number of common shares (basic)	6,009	5,940	5,983	5,918
Weighted-average number of common shares (diluted)	6,009	5,940	5,983	5,918

Consolidated Condensed Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	March 31, 2024	September 30, 2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$747	$368
Short-term investments	1,730	—
Receivables, net of allowance for credit losses of $131 and $242, respectively	23,125	20,196
Contract assets	9,976	10,091
Inventories, net	13,847	8,853
Refundable income taxes	84	84
Prepaid expenses and other current assets	2,112	1,882
Total current assets	51,621	41,474
Property, plant and equipment, net	34,861	36,287
Operating lease right-of-use assets, net	13,911	14,380
Intangible assets, net	203	278
Goodwill	3,493	3,493
Other assets	99	81
Total assets	$104,188	$95,993
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$6,364	$3,820
Promissory note - related party	3,256	—
Revolver	17,518	16,289
Short-term operating lease liabilities	894	869
Accounts payable	17,683	13,497
Accrued liabilities ($760 is related party)	7,067	6,477
Total current liabilities	52,782	40,952
Long-term debt, net of current maturities, net of unamortized debt issuance costs	4,075	2,457
Long-term operating lease liabilities, net of short-term	13,561	14,020
Deferred income taxes, net	—	142
Pension liability	3,457	3,417
Other long-term liabilities	657	670
Shareholders’ equity:
Serial preferred shares, no par value, authorized 1,000 shares; 0 shares issued and outstanding at March 31, 2024 and September 30, 2023	—	—
Common shares, par value $1 per share, authorized 10,000 shares; issued and outstanding shares 6,190 at March 31, 2024 and 6,105 at September 30, 2023	6,190	6,105
Additional paid-in capital	11,663	11,626
Retained earnings	18,252	23,264
Accumulated other comprehensive loss	(6,449)	(6,660)
Total shareholders’ equity	29,656	34,335
Total liabilities and shareholders’ equity	$104,188	$95,993

Non-GAAP Financial Measures
Presented below is certain financial information based on the Company's EBITDA and Adjusted EBITDA. References to “EBITDA” mean earnings (losses) from continuing operations before interest, taxes, depreciation and amortization, and references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA.

Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles in the United States of America (“GAAP”). The Company presents EBITDA and Adjusted EBITDA because management believes that they are useful indicators for evaluating operating performance and liquidity, including the Company’s ability to incur and service debt and it uses EBITDA to evaluate prospective acquisitions. Although the Company uses EBITDA and Adjusted EBITDA for the reasons noted above, the use of these non-GAAP financial measures as analytical tools has limitations. Therefore, reviewers of the Company’s financial information should not consider them in isolation, or as a substitute for analysis of the Company's results of operations as reported in accordance with GAAP. Some of these limitations include:
•Neither EBITDA nor Adjusted EBITDA reflects the interest expense, or the cash requirements necessary to service interest payments on indebtedness;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflects any cash requirements for such replacements;
•The omission of the amortization expense associated with the Company’s intangible assets further limits the usefulness of EBITDA and Adjusted EBITDA; and
•Neither EBITDA nor Adjusted EBITDA includes the payment of taxes, which is a necessary element of operations.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its businesses. Management compensates for these limitations by not viewing EBITDA or Adjusted EBITDA in isolation and specifically by using other GAAP measures, such as net income (loss), net sales, and operating income (loss), to measure operating performance. Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net loss or cash flow from operations determined in accordance with GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.

The following table sets forth a reconciliation of net loss to EBITDA and Adjusted EBITDA:

Dollars in thousands	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Net loss	$(1,590)	$(2,367)	$(5,013)	$(4,956)
Adjustments:
Depreciation and amortization expense	1,506	1,626	3,068	3,198
Interest expense, net	963	339	1,393	614
Income tax expense	47	28	98	93
EBITDA	926	(374)	(454)	(1,051)
Adjustments:
Foreign currency exchange loss (gain), net (1)	3	12	7	9
Other expense, net (2)	52	(328)	105	(146)
Gain on disposal of assets (3)	3	14	3	3
Equity compensation (4)	85	85	171	207
LIFO impact (5)	58	(461)	351	(199)
IT incident costs, net (6)	24	1,086	23	1,087
Strategic alternative expense (7)	133	—	321	—
Adjusted EBITDA	$1,284	$34	$527	$(90)

(1)Represents the gain or loss from changes in the exchange rates between the functional currency and the foreign currency in which the transaction is denominated.
(2)Represents miscellaneous non-operating income or expense, such as pension costs or grant income (prior year included $0.1 million in loss on insurance recovery, separately reclassed to IT incident costs, net line).
(3)Represents the difference between the proceeds from the sale of operating equipment and the carrying value shown on the Company's books.
(4)Represents the equity-based compensation expense recognized by the Company under the 2016 Plan due to granting of awards, awards not vesting and/or forfeitures.
(5)Represents the change in the reserve for inventories for which cost is determined using the last-in, first-out ("LIFO") method.
(6)Represents incremental information technology costs as it relates to the cybersecurity incident and loss on insurance recovery (prior year balance includes reclassed amount of $0.1 million from footnote two above).
(7)Represents expense related to evaluation of strategic alternatives.

Reference to the above activities can be found in the consolidated financial statements included in Item 8 of the Company's Annual Report on Form 10-K.

Contacts
SIFCO Industries, Inc.
Thomas R. Kubera, 216-881-8600
www.sifco.com